September 4, 1998



Board of Directors
Liberty Centre Bancorp, Inc.
21 South Centre Street
Pottsville, Pennsylvania  17901

Re:  Registration Statement on Form S-4

Gentlemen:

     We have served as counsel to Liberty Centre Bancorp, Inc. (the "Company") in connection with the following described transaction. The Company proposes to offer up to 144,879 shares common stock, no par value (the "Common Stock"), in connection with a proposed reorganization by which the Company will become the parent company of Liberty Savings Bank, F.S.B. The Common Stock is to be registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on September 4, 1998 (the "Registration Statement").

     In connection with this transaction, we have reviewed the following documents :

     1.   the Articles of Incorporation of the Company;

     2.   the Bylaws of the Company;

     3.   the minute books of the Company;

     4.   the Registration Statement, including the Proxy
          Statement/Prospectus (the "Prospectus") contained therein; and

     5. the form of the certificates representing shares of the Common Stock.

     Based upon our review of such documents, it is our opinion that the 144,879 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

     We consent to the filing of this opinion and our tax opinion as exhibits to the Registration Statement, and to the reference to us under the heading "Legal Opinions" in the Proxy Statement/ Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the
<PAGE 1> rules and regulations of the Securities and Exchange
Commission thereunder.

                                   Very truly yours,

                                   STEVENS & LEE  <PAGE 2>